EXHIBIT 99.5

Form of Election

TO BE COMPLETED BY
STOCKHOLDERS OF INTERNATIONAL STEEL GROUP INC. COMMON STOCK

This Form of Election should be completed, signed and submitted to:

[NAME OF EXCHANGE AGENT]—EXCHANGE AGENT

By Overnight Delivery
By Mail:		or Hand Delivery:
[___]		[___]
For Information Call: [___]

     In connection with the Agreement and Plan of Merger and Reorganization, dated as of October 24, 2004 (the “Merger Agreement”), among International Steel Group Inc., a Delaware corporation (“ISG”), Mittal Steel Company N.V., a company organized under the laws of The Netherlands and formerly known as Ispat International N.V. (“Mittal Steel”), and Park Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Mittal Steel (“Purchaser”), pursuant to which, subject to the terms and conditions of the Merger Agreement, ISG will merge with Purchaser and, subject to the terms and conditions of the Merger Agreement and this Form of Election, you may elect to receive the merger consideration as set forth below.

     MITTAL STEEL HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A REGISTRATION STATEMENT ON FORM F-4 THAT INCLUDES A PROXY STATEMENT/PROSPECTUS (“PROXY STATEMENT/PROSPECTUS”) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER. YOU ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND YOUR ELECTION WITH RESPECT TO THE FORM OF CONSIDERATION TO BE RECEIVED IN EXCHANGE FOR YOUR SHARES OF ISG COMMON STOCK FOLLOWING THE MERGER.

     YOU MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY REQUESTING THEM IN WRITING FROM INVESTOR RELATIONS, INTERNATIONAL STEEL GROUP INC., 4020 KINROSS LAKES PARKWAY, RICHFIELD, OHIO, 44286, OR BY TELEPHONE AT (330) 659-7430.

     COMPLETING AND RETURNING THIS FORM OF ELECTION DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING OF ISG STOCKHOLDERS, NOR DOES IT SATISFY ANY OF THE REQUIREMENTS FOR THE ASSERTION OF DISSENTERS’ RIGHTS, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

     PLEASE READ AND FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS FOR THE ELECTION OF YOUR SHARES.

IMPORTANT INFORMATION WITH RESPECT TO THE ELECTION

     If you wish to make an election with respect to the form of consideration to be received in exchange for any or all of your shares of ISG common stock in connection with the merger, you must (1) complete and sign this Form of Election in the space provided on the subsequent pages and (2) mail or deliver the completed Form of Election in the enclosed envelope to the exchange agent at one of the addresses listed above. For your convenience, enclosed is a pre-addressed envelope to the exchange agent which may be used to return your completed Form of Election.

     TO MAKE AN EFFECTIVE ELECTION, THIS FORM OF ELECTION MUST BE RECEIVED BY [NAME OF EXCHANGE AGENT], THE EXCHANGE AGENT, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD DAY AFTER THE EFFECTIVE TIME OF THE MERGER.

     ANY SHARES OF ISG COMMON STOCK FOR WHICH YOU DO NOT MAKE AN ELECTION BY 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD DAY AFTER THE EFFECTIVE TIME OF THE MERGER WILL BE DEEMED NO ELECTION SHARES, WHICH MITTAL STEEL MAY TREAT (AT ITS ELECTION AND IN ITS SOLE DISCRETION) AS CASH ELECTION SHARES OR STOCK ELECTION SHARES, SUBJECT TO PRORATION AND ADJUSTMENT.

     Subject to the terms and conditions of the Merger Agreement, each share of ISG common stock issued and outstanding immediately prior to the effective time of the merger not owned by Purchaser, Mittal Steel, or any direct or indirect wholly owned subsidiary of Mittal Steel or ISG or held in the treasury of ISG, will be cancelled and converted automatically into the right to receive (i) $42.00 in cash (the “Cash Consideration”) or (ii) an amount of Mittal Steel class A common shares (the “Stock Consideration”), par value € 0.01 per share, equal to the quotient (the “Exchange Ratio”) determined by dividing $42.00 by the average closing price of Mittal Steel class A common shares during the 20-trading-day period ending on (and including) the trading day that is two days prior to the effective time of the merger, rounding to the nearest one-thousandth of a share; provided, however, that if such quotient is less than 0.95865, the Exchange Ratio will be 0.95865, and if such quotient is greater than 1.21740, the Exchange Ratio will be 1.21740, or (iii) a combination of cash and Mittal Steel class A common shares (the “Mixed Consideration” and, together with the Cash Consideration and the Stock Consideration, the “Merger Consideration”), in each case, payable upon surrender, in the manner provided in Section 2.02 of the Merger Agreement, of the certificate that formerly evidenced such share of ISG common stock.

     By properly completing the box marked “Type of Election,” each ISG stockholder may indicate that such stockholder desires to have all shares of ISG common stock owned by such stockholder converted into the right to receive either:

•	$42.00 in cash, without interest (“Cash Election”);

•	Mittal Steel class A common shares, with cash in lieu of any fractional shares (“Stock Election”); or

•	a specified combination of Cash Consideration and Stock Consideration, with cash in lieu of any fractional shares (“Mixed Election”).

     It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. The election procedures, including proration and certain other adjustments based on tax considerations, are set forth in the Merger Agreement and summarized in the Proxy Statement/Prospectus under “The Merger—General Description of the Merger” and “The Merger Agreement—Election Procedures.” The Merger Agreement provides that of the total Merger Consideration to be received by ISG stockholders, 50% will be Cash Consideration and 50% will be Stock Consideration. In the event that stockholders of more than 50% of the outstanding shares of ISG common stock elect or otherwise are to receive Cash Consideration, the amount of cash that you will have the right to receive upon exchange of your shares of ISG common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of ISG common stock will be converted into the right to receive cash, and the remaining 50% of the shares of ISG common stock will be converted into the right to receive Mittal Steel class A common shares. In the event that stockholders of more than 50% of the outstanding shares of ISG common stock elect or otherwise are to receive Stock Consideration, the amount of Mittal Steel class A common shares that you will have the right to receive upon exchange of your shares of ISG common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of ISG common stock will be converted into the right to receive Mittal Steel class A common shares, and the remaining 50% of the shares of ISG common stock will be converted into the right to receive cash. As a result, you may receive a different combination of Merger Consideration than you elected, based on the choices made by other ISG stockholders. Therefore, there is no assurance that you will receive the amount of cash and/or Mittal Steel class A common shares that you elected in exchange for all of your shares of ISG common stock.

     CHECKS FOR THE CASH CONSIDERATION (AND CASH IN LIEU OF FRACTIONAL SHARES) AND THE CERTIFICATES REPRESENTING MITTAL STEEL CLASS A COMMON SHARES WILL NOT BE SENT UNTIL AFTER THE MERGER HAS BEEN COMPLETED AND THE EXCHANGE AGENT HAS RECEIVED ALL ADDITIONAL DOCUMENTS IT MAY REQUIRE, INCLUDING A LETTER OF TRANSMITTAL AND CERTIFICATES REPRESENTING SHARES OF ISG COMMON STOCK. NO INTEREST WILL ACCRUE OR BE PAYABLE ON THE MERGER CONSIDERATION, INCLUDING ANY CASH CONSIDERATION.

     NOTE: DIFFERENT ELECTIONS HAVE DIFFERENT TAX CONSEQUENCES. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A GIVEN ELECTION, SEE “THE MERGER—MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF MITTAL STEEL CLASS A COMMON SHARES TO ISG STOCKHOLDERS” IN THE PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF ISG COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

     The Exchange Agent reserves the right to deem that you have not made a valid election if:

•	You fail to follow the instructions with respect to the Form of Election or otherwise fail to properly make an election; or

•	A completed Form of Election is not received by the Exchange Agent by the election deadline of 5:00 p.m., New York City time, on the third day after the effective time of the merger.

INSTRUCTIONS FOR MAKING AN ELECTION

     1. Time in which to Make an Election. For an election to be validly made, the Exchange Agent must receive the Form of Election, properly completed and executed, at one of the addresses set forth on the front of this Form of Election, prior to 5:00 p.m., New York City time, on the third day after the effective time of the merger. Any ISG stockholder whose Form of Election is not so received will be deemed not to have made an election and such stockholder’s shares will be deemed no election shares. Mittal Steel may treat (at its election and its sole discretion) such shares as Cash Election shares or Stock Election shares, subject to proration and adjustment. None of ISG, Mittal Steel or the Exchange Agent has any obligation to notify you or anyone else if the Exchange Agent has not received your Form of Election or that the Form of Election you submitted has not been properly completed, and none of ISG, Mittal Steel or the Exchange Agent will incur any liability for any failure to give such notification.

     2. Change or Revocation of Election. An ISG stockholder who has made an election may, at any time prior to the election deadline, change or revoke such election by submitting to the Exchange Agent a revised Form of Election, properly completed and signed. After the election deadline, a stockholder of ISG common stock may not change or revoke his or her election.

     3. Multiple Elections Not Allowed. An ISG stockholder must make a single election for all of such stockholder’s shares of ISG common stock. Different elections may not be made for different portions of such stockholder’s shares, except if such stockholder makes a “Mixed Election” or as set forth in Instruction 4 below.

     4. Forms of Election by Nominees. Stockholders of record of shares of ISG common stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of ISG common stock held by such Representative for a particular beneficial owner (provided that shares of ISG common stock held in one account by joint owners will be deemed to be owned by one beneficial owner).

     5. Signatures on Form of Election. The signature (or signatures) on the Form of Election should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of ISG common stock described on the Form of Election have been assigned by the registered stockholder(s), in which event the Form of Election should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates. If the certificate(s) subject to the Form of Election is owned of record by two or more joint owners, all such owners must sign the Form of Election. If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations of certificates. If the Form of Election is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person must (a) so indicate when signing, (b) provide his or her full title in such capacity, and (c) together with the Form of Election, provide evidence of authority to so act to the satisfaction of the Exchange Agent (as determined by the Exchange Agent in its sole discretion).

     6. Delivery of Form of Election. The properly completed and duly executed Form of Election should be delivered to the Exchange Agent at one of the addresses set forth above. The method of delivery of the Form of Election is at the option and risk of the owner. All questions as to the validity, form and eligibility of any Form of Election will be determined by the Exchange Agent, and its determination shall be final and binding on the owner. Mittal Steel and the Exchange Agent have the absolute right to reject any and all Forms of Election which either determines are not in proper form or to waive minor irregularities in any Form of Election. All elections will be considered in accordance with the terms and conditions of the Merger Agreement. If there is any inconsistency or conflict between the Form of Election and the Merger Agreement, the Merger Agreement shall control in all cases.

     7. Stock Transfer. In the event that any transfer or other taxes become payable by reason of the payment of the Merger Consideration in any name other than that of the registered stockholder, such transferee or assignee must pay such tax to Mittal Steel or must establish to the satisfaction of Mittal Steel (as determined by Mittal Steel in its sole discretion) that such tax has been paid or is not applicable.

     8. Additional Copies. Additional copies of the Form of Election may be obtained from the Exchange Agent at the mailing address set forth on the front of the Form of Election or at the Internet website of International Steel Group Inc. at http://www.intlsteel.com/.

     9. Inquiries. All questions regarding the Form of Election should be directed to the Exchange Agent at the mailing address as set forth above or by telephone at [___].

     10. Nullification of Election. All Forms of Election will be void and of no effect if the merger is not completed.

     11. Completion of the Merger. If the merger is completed, the Exchange Agent will send to you a letter of transmittal which you must complete and return to the Exchange Agent with all of your certificates representing shares of ISG common stock in order to receive the Merger Consideration.

DO NOT SEND IN YOUR CERTIFICATES REPRESENTING SHARES OF ISG COMMON STOCK TOGETHER WITH THIS FORM OF ELECTION.

To make a valid election, this form
must be received by [EXCHANGE
AGENT] no later than 5 p.m., New
York City time, on the third day after
the effective time of the merger.

Form of Election
Return this form to
[EXCHANGE AGENT] as follows:

Do you need
assistance?
Call us Toll Free
[Phone Number]

By Mail:	By Hand:	By Overnight Delivery:
[	[	[

]	]	]

1. About You and Your Shares – Indicate Address Change As Necessary Below.

ISG Account Number:

Certificate Number:	Number of Shares Evidenced by Certificate:

Total Shares:

2. Type of Election and Required Signatures – REVIEW INSTRUCTION BOOKLET BEFORE COMPLETING – COMPLETE A & B.

A) Type of Election

☐ 1.	Cash Election: Exchange all shares for cash, subject to adjustment and proration.	☐ 2.	Stock Election: Exchange all shares for stock, subject to adjustment and proration, with cash in lieu of fractional shares.	☐ 3.	Mixed Election:
Exchange ___shares for stock and the balance for cash, subject to adjustment and proration, with cash in lieu of fractional shares.

(Please write the number of shares that you would like to exchange for Mittal Steel class A common shares in the blank. This number of shares must be less than the total number of shares you hold.)

☐ 4.	No Election.

(Please note that any shares of ISG common stock for which you do not make an election will be deemed no election shares which Mittal Steel (at its election and in its sole discretion) may treat as cash election shares or stock election shares, subject to proration and adjustment

B) Required Signatures – ALL ISG STOCKHOLDERS MUST SIGN BELOW.

Signature of Stockstockholder	Date

Signature of Stockstockholder	Date

Area Code and Daytime Phone